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                                                                   Exhibit 23.1

                      Consent of Independent Accountants


     We hereby consent to the use in this Registration Statement on Form S-4 of United Industries Corporation of our reports dated February 12, 2003, except for Note 25 which is as of April 29, 2003, relating to the financial statements and financial statement schedule, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
St. Louis, MO
April 30, 2003